                                              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY                      Exhibit 12
                                           Computation of Ratio of Earnings to Fixed Charges
                                                        and Preferred Dividends
                                                     (In Thousands Except Ratios)

                                                                        Three Months Ended          Twelve Months Ended
                                                                              March 31,                   March 31,
                                                                         1997          1996          1997          1996
EARNINGS:

Income before preferred stock dividends                             $      3,885  $      3,594  $     17,046  $     17,267
Federal income taxes                                                       2,047         1,888         8,981         9,129
Interest charges                                                           4,293         2,862        14,235        11,280
                                                                    ------------- ------------- ------------- -------------
 Earnings available to cover fixed charges                          $     10,225  $      8,344  $     40,262  $     37,676
                                                                    ============= ============= ============= =============


FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest on long-term debt                                          $      3,253  $      3,253  $     13,011  $     11,451
Preferred dividend requirement (1)                                           310           310         1,241         1,243
Other interest                                                               986           408         3,218         2,328
Amortization of debt discount - net                                           89            88           363           331
                                                                    ------------- ------------- ------------- -------------
Total fixed charges                                                 $      4,638  $      4,059  $     17,833  $     15,353
                                                                    ============= ============= ============= =============
Ratio of Earnings to Fixed Charges
 and Preferred Dividends                                                    2.20          2.06          2.26          2.45
                                                                    ============= ============= ============= =============


(1) Preferred Dividend Requirement:

Preferred dividends                                                 $        203  $        203  $        813  $        813
Effective tax rate                                                        34.51%        34.44%        34.51%        34.58%
                                                                    ------------- ------------- ------------- -------------
Preferred dividend requirement                                      $        310  $        310  $      1,241  $      1,243
                                                                    ============= ============= ============= =============



Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), dividends on Preferred Stock on a pre-tax basis and Amortization of debt discount.




                              Page 1 of 2

                                              ELIZABETHTOWN WATER COMPANY AND SUBSIDIARY                     Exhibit 12
                                           Computation of Ratio of Earnings to Fixed Charges
                                                   (In Thousands Except Ratios)


                                                                        Three Months Ended          Twelve Months Ended
                                                                              March 31,                   March 31,
                                                                         1997          1996          1997          1996
EARNINGS:

Income before preferred stock dividends                             $      3,885  $      3,594  $     17,046  $     17,267
Federal income taxes                                                       2,047         1,888         8,981         9,129
Interest charges                                                           4,293         2,862        14,235        11,280
                                                                    ------------- ------------- ------------- -------------
 Earnings available to cover fixed charges                          $     10,225  $      8,344  $     40,262  $     37,676
                                                                    ============= ============= ============= =============

FIXED CHARGES:
Interest on long-term debt                                          $      3,253  $      3,253  $     13,011  $     11,451
Other interest                                                               986           408         3,218         2,328
Amortization of debt discount - net                                           89            88           363           331
                                                                    ------------- ------------- ------------- -------------
Total fixed charges                                                 $      4,328  $      3,749  $     16,592  $     14,110
                                                                    ============= ============= ============= =============

Ratio of Earnings to Fixed Charges                                          2.36          2.23          2.43          2.67
                                                                    ============= ============= ============= =============





Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and Interest Charges (which is reduced by Allowance for Debt Funds Used During Construction), divided by Fixed Charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by Allowance for Debt Funds Used During Construction), and Amortization of debt discount.
















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